Exhibit 10.13

Deere & Company World Headquarters One John Deere Place, Moline, IL 61265 USA

[Date]

Director Name

Address

Dear                       :

I am pleased to advise you that on [Date] (Grant Date) you were awarded            Restricted Stock Units (RSUs) pursuant to the Deere & Company Nonemployee Director Stock Ownership Plan (Plan). This award consists of the regular annual award of RSUs equivalent to $100,000 with the number of RSUs based on the mean of the high and low price of Deere & Company stock on [Date]. Please note that your signature is required at the bottom of page two of this letter agreement.

Participation in the Plan is limited to members of the Deere & Company (Deere) Board of Directors who are not currently employees of Deere. It is designed to encourage your personal interest in Deere growth and focus on stockholder value.

RSUs are common stock equivalents and represent the right to receive an equivalent number of shares of Deere $1 par common stock (Stock) if and when certain retention requirements, as detailed below, are satisfied.

Your RSUs are subject to the following provisions:

(1)                      Restrictions. You may not sell, pledge, assign, transfer, gift, otherwise alienate, or hypothecate the RSUs prior to their settlement in Stock.

(2)                      Settlement of RSUs. RSUs will be settled exclusively by delivery of Stock (net of any shares withheld for taxes) upon your separation from service with Deere (Separation Date), upon your death, or upon a Change in Control. When the RSUs settle, you will receive a stock certificate for the Stock. Termination of Board membership for cause or for reasons other than normal retirement, disability or death will result in forfeiture of all RSUs.

(3)                      Deferral Election.  Notwithstanding paragraph (2) above, if prior to the last business day of the calendar year preceding the Grant Date you elected to defer delivery of the Stock, the RSUs will be settled in shares of Stock upon the later of your Separation Date or the first day of the calendar month specified in your deferral election (but not later than 10 years following your Separation Date) (Deferred Settlement Date).  Deferral election forms may be obtained from and returned to the Manager, Equity Compensation, Deere & Company no later than the last business day of the calendar year preceding the Grant Date set forth above.

If you made a deferral election, the actual delivery of Stock certificates (net of any shares withheld for taxes) will be made to you on the Deferred Settlement Date.  The RSU’s shall be retained by you until the Deferred Settlement Date and shall be non-transferable prior to settlement.

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  (4)                Voting Rights. You have no voting rights with respect to the RSUs.

  (5)                Dividends and Other Distributions. You are entitled to receive cash payments on the RSUs equal to any cash dividends paid prior to settlement of the RSUs with respect to the corresponding number of shares of Stock.  Dividend equivalents shall be paid in cash at the same time as cash dividends are paid with respect to the Stock.  If any stock dividends are paid in shares of Stock prior to settlement of the RSUs, you will receive additional RSUs equal to the number of Stock shares paid with respect to the corresponding number of shares of Stock.  These additional RSUs will convert to shares of Stock at the same time as the underlying RSUs to which they relate.

(6)                      Conformity with Plan. Your RSU award is intended to conform in all respects with the Plan. Inconsistencies between this letter and the Plan will be resolved in accordance with the terms of the Plan. By executing and returning this letter, you agree to be bound by all the terms of the Plan and this letter.

Please execute this letter in the space provided to confirm your understanding and acceptance of this letter agreement. Enclosed is a copy for your records.

Very truly yours,

DEERE & COMPANY

By:
David C. Everitt
President
Agricultural Division – N.A. Australia, Asia and
Global Tractor and Implement Sourcing

The undersigned hereby acknowledges having read the Plan and this letter, and hereby agrees to be bound by all the provisions set forth in the Plan and this letter.

[Director Name]

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